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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Good Guys, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-5935, 33-19342, 33-38749, 33-39421, 33-60957, 333-67545, and 333-57964 of
Good Guys, Inc. on Form S-8 and in Registration Statement Nos.333-87477, 333-32432 and 333-55770 on Form S-3 of our reports dated April 13, 2001, included in this Transition Report on Form 10-K of Good Guys, Inc. for the five-month period ended February 28, 2001.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
May 24, 2001